Exhibit 10.57

FOURTH AMENDMENT TO CONSULTING AGREEMENT

This fourth Amendment to the Consulting Agreement (this “Amendment”), is entered into as of November 27, 2015, by and among Pacira Pharmaceuticals, Inc., a California corporation (the “Company”) and Gary Pace (“Consultant”).

This Amendment amends the Third Amendment and Restated Consulting Agreement dated August 17, 20 I 2 by and among the Company, and Consultant (the “Original Agreement”). If there is any conflict between the provisions of this Amendment and those in the Original Agreement, the provisions of this Amendment govern. Except as expressly stated in this Amendment, capitalized terms used and not defined herein have the same meanings defined in the Original Agreement. Except as expressly amended herein, all other terms and provisions of the Original Agreement remain in full force and effect.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt of which the parties hereby acknowledge, the parties agree as follows

• Exhibit A to the Original Agreement is hereby amended in its entirety and replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first written above.

PACIRA PHARMACEUTICALS, INC.	GARY PACE

/s/ Daina Borteck	/s/ Gary W. Pace

Daina Borteck	Gary W. Pace
Assistant General Counsel	Consultant
December 22, 2015	November 27, 2015

EXHIBIT A

Scope of Services of Consultant:

The scope of consulting work contemplated by this Agreement shall be as follows: Consultant will act as a Technical advisor to the professional responsible for the management of the Science Center activities relating to the Company’s product development and manufacturing functions. Consultant will work as needed on an hourly basis with a maximum of $5,000 per month.

Consulting Fees:

Consultant shall be compensated at the rate of $400 per hour, to be billed monthly via invoice. Invoices must be sent electronically to __________________ with copy to Pacira contact and shall be paid within thirty (30) days of receipt at Pacira of a correct and undisputed invoice.

Total charges of all billing not to exceed $5,000.00 per month.

Payment shall be made by direct deposit (preferred method - complete Exhibit B), wire transfer or by check payable to the following address:

Name & Address:

Gary W. Pace

Electronic Payment:

ON FILE

Company name:
Bank name:
Account number:
Routing ABA #
If paid by ACH remittance can be emailed to _______________.

EXHIBIT B

Complete and return Form W-9—Request for Taxpayer Identification Number and Certification along with the Consulting Agreement.

Reimbursement of Expenses:

•	Pacira Pharmaceuticals will reimburse consultant for all pre-approved travel and related expenses.

•	The consultant is responsible for making all travel arrangements through his/her travel agent, unless otherwise instructed.

•	Expense reports should be submitted to Pacira with corresponding receipts within five (5) days of the completed travel.

Pacira Pharmaceuticals Contact:

Name: James Scibetta
Title: President & CFO
Pacira Pharmaceuticals, Inc.
5 Sylvan Way, Suite 300
Parsippany, NJ 07054
Tel: (973) 254-3560
Fax: (973) 254-0060